UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 2, 2004

 Bernard, Allan & Edwards, Inc.
(Exact name of registrant as specified in its chapter)

 Florida
(State or other jurisdiction
of incorporation

 333-62994
(Commission
File Number)

 41-1964282
(IRS Employer
Identification No.)

 1016 Shore Acres Drive, Leesburg, Florida
(Address of principal executive offices)

 34748
(Zip Code)

Registrant's telephone number, including area code: (800) 769-1037

 Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

Bernard, Allan & Edwards, Inc. ("Company") has made a preliminary agreement with Systole Corporation, a Texas corporation, ("Systole") to merge Systole into the Company with the Company as the surviving corporation.  Systole is a development stage company in the medical information technology industry. This preliminary agreement is subject to the approval of Systole's shareholders and any other requirements of the business corporation law of Florida and Texas. In addition, Systole is required pursuant to the preliminary agreement to provide the Company by April 16, 2004 with assurances that it will be capitalized within a reasonable time with no less than $5 million in cash or credit, the completion of a satisfactory audit of its financial statements and other due diligence matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2004

Bernard, Allan & Edwards, Inc.

(Registrant)

/s/ Michael McLaughlin, President

(Signature)